UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2010

SUNESIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51531	94-3295878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 Oyster Point Boulevard, Suite 400 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 266-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment of Securities Purchase Agreement

On January 19, 2010, Sunesis Pharmaceuticals, Inc. entered into an agreement, or the Amendment Agreement, to amend that certain securities purchase agreement, dated March 31, 2009, as amended, by and between us and the accredited investors party thereto, which include certain members of our management, which provides for the private placement of up to $43.5 million of our equity securities, as initially described in our Current Report on Form 8-K filed with the Securities and Exchange Commission, or the SEC, on April 1, 2009, or the Prior Current Report. The description of the securities purchase agreement in Item 1.01 under the heading “Securities Purchase Agreement” in the Prior Current Report, the description of the first amendment of the securities purchase agreement in Item 1.01 of our Current Report on Form 8-K filed with the SEC on July 2, 2009, and the description of the second amendment of the securities purchase agreement in Item 1.01 of our Current Report on Form 8-K filed with the SEC on November 2, 2009 are each incorporated herein by reference.

The Amendment Agreement amends the securities purchase agreement to provide that notice of the election of the Majority Purchasers (as defined in the securities purchase agreement) to consummate the Common Equity Closing contemplated by the securities purchase agreement must be delivered by June 30, 2010, rather than December 31, 2010 as previously provided by the securities purchase agreement.

The foregoing description of the Amendment Agreement is not complete and is qualified in its entirety by reference to the full text of the Amendment Agreement, a copy of which is filed herewith as Exhibit 10.67 to this Current Report on Form 8-K and is incorporated herein by reference.

Controlled Equity Offering

On January 20, 2010, we entered into a controlled equity offering sales agreement with Cantor Fitzgerald & Co., or Cantor, pursuant to which we may issue and sell shares of our common stock having an aggregate offering price of up to $15.0 million from time to time through Cantor acting as agent and/or principal. Sales of our common stock through Cantor, if any, will be made on the NASDAQ Capital Market by means of ordinary brokers’ transactions at market prices, in block transactions or as otherwise agreed by Cantor and us. Cantor will use its best efforts to sell our common stock from time to time, based upon our instructions (including any price, time or size limits or other customary parameters or conditions we may impose). We will pay Cantor a commission rate ranging between 3.0% and 5.0% of the gross sales price per share of any common stock sold through Cantor as agent under the sales agreement. We have also agreed to reimburse Cantor for certain expenses incurred in connection with entering into the sales agreement and have provided Cantor with customary indemnification rights.

Under the terms of the sales agreement, we may also sell shares of our common stock to Cantor, as principal for its own account, at a price negotiated at the time of sale. If we sell shares to Cantor in this manner, we will enter into a separate agreement setting forth the terms of any such transactions.

The foregoing description of the sales agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.68 to this Current Report on Form 8-K and is incorporated herein by reference. This Current Report on Form 8-K also incorporates by reference the sales agreement into our shelf registration statement on Form S-3 (File No. 333-164025) previously filed with the SEC.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 19, 2010, we filed a certificate of amendment to the certificate of designation of the Series A preferred stock, or the Certificate of Amendment, with the Secretary of State of the State of Delaware. The Certificate of Amendment amends the voting rights provisions of the holders of our Series A preferred stock to provide for a termination of such holders right to consent to certain issuances of our equity securities after June 30, 2010, rather than December 31, 2010, in order to correspond to the amendment made to the securities purchase agreement pursuant to the Amendment Agreement described in Item 1.01 of this Current Report on Form 8-K under the heading “Amendment of Securities Purchase Agreement.”

The foregoing description of the Certificate of Amendment is not complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed herewith as Exhibit 3.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.5	Certificate of Amendment to the Certificate of Designation of the Series A Preferred Stock of Sunesis Pharmaceuticals, Inc.

5.1	Opinion of Cooley Godward Kronish LLP.

10.67	Third Agreement Regarding Private Placement of Securities of Sunesis Pharmaceuticals, Inc., dated as of January 19, 2010, by and among Sunesis Pharmaceuticals, Inc. and the investors identified on the signature pages thereto.

10.68	Sales Agreement, dated January 20, 2010, between Sunesis Pharmaceuticals, Inc. and Cantor Fitzgerald & Co.

23.1	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 20, 2010

SUNESIS PHARMACEUTICALS, INC.

By:	/s/ DANIEL N. SWISHER, JR.
Daniel N. Swisher, Jr.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
3.5	Certificate of Amendment to the Certificate of Designation of the Series A Preferred Stock of Sunesis Pharmaceuticals, Inc.

5.1	Opinion of Cooley Godward Kronish LLP.

10.67	Third Agreement Regarding Private Placement of Securities of Sunesis Pharmaceuticals, Inc., dated as of January 19, 2010, by and among Sunesis Pharmaceuticals, Inc. and the investors identified on the signature pages thereto.

10.68	Sales Agreement, dated January 20, 2010, between Sunesis Pharmaceuticals, Inc. and Cantor Fitzgerald & Co.

23.1	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1).